Exhibit 99.1

Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com

Pixelworks Reports Second Quarter 2010 Financial Results

Revenue Increases 31% Year over Year

Positive Cash from Operations

Portland, Ore., July 27, 2010 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the second quarter ended June 30, 2010.

Second quarter 2010 revenue was $18.7 million, at the mid-range of management guidance, and was unchanged from $18.7 million in the first quarter of 2010. Compared with the same quarter of 2009, revenue in the second quarter of 2010 increased 31%.

On a GAAP basis, gross profit margin in the second quarter of 2010 was 46.3%, unchanged from 46.3% in the first quarter of 2010, and down from 47.7% in the second quarter of 2009. Second quarter 2010 GAAP operating expenses were $9.5 million, up from $9.2 million in the previous quarter, and up from $7.9 million in the second quarter of 2009 due to increased investment in new product development. The Company recorded GAAP net loss of $(1.0) million, or $(0.08) loss per share in the second quarter of 2010, compared to GAAP net income of $4.6 million, or $0.32 per diluted share in the first quarter of 2010, and GAAP net income of $2.2 million, or $0.16 per diluted share in the second quarter of 2009. GAAP net income in the first quarter of 2010 included a tax benefit of $5.3 million; and GAAP net income in the second quarter of 2009 included a gain of $3.8 million from the repurchase of long-term debt.

On a non-GAAP basis, second quarter 2010 gross profit margin was 49.0%, compared with 49.4% in the first quarter of 2010, and 52.0% in the second quarter of 2009. Non-GAAP operating expenses in the second quarter of 2010 were $9.3 million, compared with $8.9 million in the previous quarter, and $7.7 million in the second quarter of 2009. On a non-GAAP basis, the Company recorded net loss in the second quarter of 2010 of $(0.4) million, or $(0.03) per share, compared with non-GAAP net income of $5.2 million, or $0.37 per diluted share in the first quarter of 2010, and non-GAAP net loss of $(0.9) million, or $(0.07) per share in the second quarter of 2009. First quarter 2010 non-GAAP net income included a tax benefit of $5.0 million.

—more—

Pixelworks Reports Second Quarter 2010 Financial Results

July 27, 2010

As of June 30, 2010, the Company’s total cash and marketable securities balance was $32.9 million, up $0.2 million from $32.7 million at March 31, 2010. The Company generated $3.4 million of positive cash from operations during the three months ended June 30, 2010.

“Q2 was another solid quarter with 26% of revenues coming from new products, reflecting continued positive results from our ongoing investment,” said Bruce Walicek, President and CEO of Pixelworks. “The need for innovative solutions that enable high video quality has never been greater, and Pixelworks is continuing to deliver products that address explosive trends such as 3D and Internet video.”

Business Outlook for 2010 Third Quarter

The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after June 30, 2010 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The Company expects to record the following in the third quarter of 2010:

•	Revenue of $18.0 million to $20.0 million;

•	Gross profit margin of approximately 46% to 50% on both a GAAP and non-GAAP basis;

•	Operating expenses of $9.5 million to $10.5 million on a GAAP basis and $9.0 million to $10.0 million on a non-GAAP basis; and

•	A tax benefit of $0.3 million to $0.6 million on both a GAAP and non-GAAP basis.

Based on the above estimates, the Company expects third quarter 2010 net income (loss) per share of $0.07 to $(0.15) on a GAAP basis, and net income (loss) per share of $0.10 to $(0.12) on a non-GAAP basis.

Pixelworks Reports Second Quarter 2010 Financial Results

July 27, 2010

Conference Call Information

Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 800-591-6923 and using passcode 67364501. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on August 26, 2010, and can be accessed by calling 888-286-8010 and using passcode 81432603.

About Pixelworks, Inc.

Pixelworks, headquartered in Portland, Oregon, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.

For more information, please visit the Company’s Web site at www.pixelworks.com.

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Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude a gain on the sale of marketable securities, gains on the repurchase of long-term debt, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on the Company’s operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.

Safe Harbor Statement

This release contains statements, including, without limitation, the statements in Bruce Walicek’s quote and the “Business Outlook for 2010 Third Quarter” section above, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of earnings, revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management’s current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or

Pixelworks Reports Second Quarter 2010 Financial Results

July 27, 2010

difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company’s financial results and could cause actual results to differ materially is included from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

– Financial Tables Follow –

Pixelworks Reports Second Quarter 2010 Financial Results

July 27, 2010

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenue, net	$18,665	$18,692	$14,213	$37,357	$24,993
Cost of revenue (1)	10,018	10,036	7,440	20,054	14,064

Gross profit	8,647	8,656	6,773	17,303	10,929

Operating expenses:
Research and development (2)	5,553	5,340	4,532	10,893	9,308
Selling, general and administrative (3)	3,957	3,793	3,340	7,750	7,213
Restructuring	—	94	64	94	101

Total operating expenses	9,510	9,227	7,936	18,737	16,622

Loss from operations	(863)	(571)	(1,163)	(1,434)	(5,693)

Gain on sale of marketable securities	344	—	—	344	—
Interest expense	(124)	(123)	(145)	(247)	(396)
Interest income	19	13	75	32	173
Amortization of debt issuance costs	(18)	(18)	(26)	(36)	(87)
Gain on repurchase of long-term debt, net	—	—	3,836	—	12,860

Interest and other income (expense), net	221	(128)	3,740	93	12,550

Income (loss) before income taxes	(642)	(699)	2,577	(1,341)	6,857

Provision (benefit) for income taxes	373	(5,301)	358	(4,928)	(1,259)

Net income (loss)	$(1,015)	$4,602	$2,219	$3,587	$8,116

Net income (loss) per share:
Basic	$(0.08)	$0.34	$0.17	$0.27	$0.61

Diluted	$(0.08)	$0.32	$0.16	$0.25	$0.61

Weighted average shares outstanding:
Basic	13,420	13,363	13,291	13,392	13,321

Diluted	13,420	14,220	13,475	14,273	13,344

(1) Includes:
Amortization of acquired developed technology	$477	$573	$573	$1,050	$1,190
Stock-based compensation	14	10	3	24	10
Additional amortization of non-cancelable prepaid royalty	3	2	50	5	118
Restructuring	—	—	(4)	—	43

(2) Includes stock-based compensation	93	96	108	189	226
(3) Includes stock-based compensation	158	117	105	275	357

Pixelworks Reports Second Quarter 2010 Financial Results

July 27, 2010

PIXELWORKS, INC.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$8,647	$8,656	$6,773	$17,303	$10,929

Amortization of acquired developed technology	477	573	573	1,050	1,190
Stock-based compensation	14	10	3	24	10
Additional amortization of non-cancelable prepaid royalty	3	2	50	5	118
Restructuring	—	—	(4)	—	43

Total reconciling items included in cost of revenue	494	585	622	1,079	1,361

Non-GAAP gross profit	$9,141	$9,241	$7,395	$18,382	$12,290

Non-GAAP gross profit margin	49.0%	49.4%	52.0%	49.2%	49.2%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$9,510	$9,227	$7,936	$18,737	$16,622

Reconciling item included in research and development:
Stock-based compensation	93	96	108	189	226
Reconciling item included in selling, general and administrative:
Stock-based compensation	158	117	105	275	357
Restructuring	—	94	64	94	101

Total reconciling items included in operating expenses	251	307	277	558	684

Non-GAAP operating expenses	$9,259	$8,920	$7,659	$18,179	$15,938

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(1,015)	$4,602	$2,219	$3,587	$8,116

Reconciling items included in cost of revenue	494	585	622	1,079	1,361
Reconciling items included in operating expenses	251	307	277	558	684
Gain on sale of marketable securities	(344)	—	—	(344)	—
Gain on repurchase of long-term debt, net	—	—	(3,836)	—	(12,860)
Tax effect of non-GAAP adjustments	176	(258)	(200)	(82)	(169)

Non-GAAP net income (loss)	$(438)	$5,236	$(918)	$4,798	$(2,868)

Non-GAAP net income (loss) per share:
Basic	$(0.03)	$0.39	$(0.07)	$0.36	$(0.22)

Diluted	$(0.03)	$0.37	$(0.07)	$0.34	$(0.22)

Non-GAAP weighted average shares outstanding:
Basic	13,420	13,363	13,291	13,392	13,321

Diluted	13,420	14,220	13,291	14,273	13,321

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gains on the sale of marketable securities, gains on the repurchase of long-term debt, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Pixelworks Reports Second Quarter 2010 Financial Results

July 27, 2010

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$14,643	$17,797
Short-term marketable securities	14,706	9,822
Accounts receivable, net	4,739	5,619
Inventories, net	5,655	6,158
Prepaid expenses and other current assets	2,295	2,265

Total current assets	42,038	41,661

Long-term marketable securities	3,510	3,240
Property and equipment, net	4,536	5,121
Other assets, net	5,059	5,006
Acquired intangible assets, net	—	1,050

Total assets	$55,143	$56,078

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,354	$7,680
Accrued liabilities and current portion of long-term liabilities	9,533	8,513
Current portion of income taxes payable	158	109
Debt currently payable	15,779	—

Total current liabilities	31,824	16,302

Long-term liabilities, net of current portion	1,237	1,462
Income taxes payable, net of current portion	4,452	9,462
Long-term debt	—	15,779

Total liabilities	37,513	43,005

Shareholders’ equity	17,630	13,073

Total liabilities and shareholders’ equity	$55,143	$56,078